                   [LETTERHEAD OF CHRISMAN BYNUM & JOHNSON]

May 14, 1999


Coyote Sports, Inc.
2291 Arapahoe Avenue
Boulder, CO 80302

Re:     Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Coyote Sports, Inc., a Nevada corporation (the "Company"), in connection with a Registration Statement on Form S-4 (the "Registration Statement"), relating to shares of Series C Convertible Preferred Stock, $.001 par value (the "Preferred Stock"), of the Company to be issued in connection with the merger (the "Merger") of RP Acquisition Corp., a wholly-owned subsidiary of the Company, with and into Royal Precision, Inc., a Delaware corporation, as described in the Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") constituting part of the Registration Statement.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, and the conformity to a uthentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties, and

CHRISMAN BYNUM & JOHNSON

May 14, 1999
Page 2

that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fat material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, were are of the opinion that the shares of Preferred Stock to be issued in connection with the Merger, when issued in accordance with the terms of the Merger Agreement (as defined in the Joint Proxy/Prospectus), will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to this firm under the heading "Legal Matters" in the Joint Proxy/Prospectus.


Very truly yours,



CHRISMAN, BYNUM & JOHNSON, P.C.

By: /s/ David J. Cook
    -------------------------------
    David J. Cook

DJC/rdm